UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 24, 2016

NATIONAL GENERAL HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-36311	27-1046208
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

59 Maiden Lane, 38th Floor

New York, New York 10038

(Address of principal executive offices) (zip code)

(212) 380-9500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 24, 2016, National General Holdings Corp., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Elara Holdings, Inc., a Delaware corporation (the “Acquired Company”), Bluebird Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”) and Shareholder Representative Services LLC, a Colorado limited liability company (“Shareholder Representative”), solely in its capacity as the Company Holders’ Representative thereunder. Pursuant to the Merger Agreement, subject to the satisfaction or waiver of the conditions set forth therein, the Company agreed to purchase all of the issued and outstanding shares of capital stock of the Acquired Company in a reverse subsidiary merger transaction, whereby Merger Sub will be merged with and into the Acquired Company, with the Acquired Company continuing as the surviving corporation and wholly-owned subsidiary of the Company (the “Transaction”).

At the closing of the Transaction, the Company will pay aggregate consideration in an amount currently estimated to be approximately $165 million, subject to customary post-closing adjustments.

The Transaction is subject to approval of governmental authorities and other customary closing conditions. The Transaction is expected to close in the fourth quarter of 2016.

The Merger Agreement contains standard representations and warranties related to each party, and may be terminated prior to the closing under certain circumstances, including by (i) written agreement of the Company and the Acquired Company; (ii) the Company or the Acquired Company, if the transaction is enjoined or prohibited by governmental authorities; (iii) either the Company or the Acquired Company, if the closing shall not have occurred within twelve months following signing; or (iv) a non-breaching party if there has been a material breach of certain warranties or covenants made by a breaching party that would prevent a closing condition from being satisfied and such breach is not cured within a specified period.

The foregoing description of the Merger Agreement and the Transaction is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Item 8.01 Other Events.

On June 24, 2016, the Company issued a press release announcing the execution of the Merger Agreement. A copy of the press release is filed as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Agreement and Plan of Merger, dated as of June 24, 2016, by and among National General Holdings Corp., Bluebird Acquisition Corp., Elara Holdings, Inc. and Shareholder Representative Services LLC

99.1	Press Release issued by National General Holdings Corp. on June 24, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 24, 2016

NATIONAL GENERAL HOLDINGS CORP.

By:	/s/ Jeffrey Weissmann
Jeffrey Weissmann General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Agreement and Plan of Merger, dated as of June 24, 2016, by and among National General Holdings Corp., Bluebird Acquisition Corp., Elara Holdings, Inc. and Shareholder Representative Services LLC
99.1	Press Release issued by National General Holdings Corp. on June 24, 2016.